Exhibit 10.9

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of May __, 1998, by Showpower, Inc., a Delaware corporation (the "Employer"), and Jeffrey
B. Stone, an individual resident in New York (the "Executive").


                                    RECITALS

         Executive currently serves as Chairman of the Board of the Employer pursuant to an Employment Agreement dated May 23, 1996, the term of which expires May 23, 1998. Employer and Executive wish to extend the term of employment of the Executive pursuant to the terms and conditions of this Agreement.


                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

         "Agreement"--this Employment Agreement, as amended from time to time.

         "Basic Compensation"--Salary and Benefits.

         "Benefits"--as defined in Section 3.1(b).

         "Board of Directors"--the board of directors of the Employer.

         "Disability"--as defined in Section 5.2.

         "Effective Date"--the date stated in the first paragraph of the Agreement.

         "Employment Period"--the term of the Executive's employment under this Agreement.

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         "Fiscal Year"--the Employer's fiscal year, as it exists on the
Effective Date or as changed from time to time.

         "for cause"--as defined in Section 5.3.

         "person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "Salary"--as defined in Section 3.1(a).

         2.       EMPLOYMENT TERMS AND DUTIES

         2.1      EMPLOYMENT

         The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2      TERM

         Subject to the provisions of Section 5, the term of the Executive's employment under this Agreement will be two years, beginning on the Effective Date and ending on the second anniversary of the Effective Date.

         2.3      DUTIES

         The Executive will serve as Employer's Chairman of the Board and in such capacity will chair meetings of the Board of Directors and stockholders and have such duties as are assigned or delegated to the Executive by the Board of Directors. It is understood that the Executive will devote only a portion of his business time to the business of the Employer, which shall generally not exceed 25% of such time. The Executive will use his good faith efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in other business activities. If the Executive serves as a director or officer of the Employer, the Executive will fulfill his duties as such director or officer without additional compensation.

         3.       COMPENSATION

         3.1      BASIC COMPENSATION

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         (A) Salary. The Executive will be paid a monthly salary of $1,000 (the
"Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly.

         (B) Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, for its senior executives to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

         3.2      INCENTIVE OPTION PLAN

         The Executive will, during the Employment Period, participate in any management incentive option plan of Employer on terms approved by the Board of Directors.

         4.       FACILITIES AND EXPENSES

         4.1      GENERAL

         The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         5.       TERMINATION

         5.1      EVENTS OF TERMINATION

         The Employment Period, the Executive's Basic Compensation and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 5):

                  (a) upon the death of the Executive;

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                  (b) upon the disability of the Executive (as defined in
         Section 5.2) immediately upon notice from either party to the other;

                  (c) for cause (as defined in Section 5.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

                  (d) upon not less than thirty days' prior notice from the Executive to the Employer.

         5.2      DEFINITION OF DISABILITY

         For purposes of Section 5.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

         5.3      DEFINITION OF "FOR CAUSE"

         For purposes of Section 5.1, the phrase "for cause" means: (a) the Executive's material breach of this Agreement which shall include, but not be limited to, a determination by the Board of Directors that the Executive has failed to devote sufficient business time to the business of the Employer; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or

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

attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         5.4      TERMINATION PAY

         Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 5.4. For purposes of this Section 5.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (A) Termination by the Executive. If the Executive terminates this Agreement, the Employer will pay the Executive the Executive's Salary for the remainder, if any, of the calendar month in which such termination is effective.

         (B) Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary through the date such termination is effective.

         (C) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under
Section 5.2, the Employer will pay the Executive his Salary through the end of the calendar month in the determination of disability is determined.

         (D) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled

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

to receive his Salary through the end of the calendar month in which his death occurs.

         (E) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

         6.       GENERAL PROVISIONS

         6.1      REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

         The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         6.2      NON-SOLICITATION AND NON-COMPETITION AGREEMENT

         In connection with his employment, the Executive is entering into as of the date hereof, a Non-Solicitation and Non-Competition Agreement with the Employer in the form of Attachment 1 hereto.

         6.3      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand

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

to take further action without notice or demand as provided in this Agreement.

         6.4      BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         6.5      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:   Showpower, Inc.
                           18128 S. Santa Fe Ave.
                           Rancho Dominguez, CA 90221
                           Attention: Stephen R. Bernstein
                           Facsimile No.: (310) 604-1671
         with a copy to:   Facsimile No.: (914) 591-8066

         If to the Executive:  Jeffrey B. Stone
                               9 Hancock Place
                               Irvington, New York 10533
                               Facsimile No.: (914) 591-8016

         6.6      ENTIRE AGREEMENT; AMENDMENTS

         This Agreement supersedes and replaces all prior agreements and understandings, oral or written, between the parties hereto with respect to the employment of Executive by Employer. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         6.7      GOVERNING LAW

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         This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

         6.8      SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         6.9      SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         6.10     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.


SHOWPOWER, INC.


By: /s/ John J. Campion
    --------------------------              -----------------------------
    John J. Campion                         Jeffrey B. Stone
    Chief Executive Officer


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

                                  Attachment 1

                 NON-SOLICITATION and NON-COMPETITION AGREEMENT


         THIS NON-SOLICITATION and NON-COMPETITION AGREEMENT is entered into as of this 23rd day of May 1998, between Jeffrey B. Stone ("Executive") and SHOWPOWER, INC., a corporation organized and existing under the laws of the state of California (hereinafter called "Employer"), and is made with reference to the following facts:

         A. Employer is engaged in the business of providing temporary electrical power and distribution and temporary temperature control equipment and services for private, public and spectator events, and related engineering, design and consulting services on an international basis and enjoys a fine international reputation, which could be irreparably damaged should Employee compete with Employer in violation of this Non-Solicitation Agreement; and

         B. Employer conducts its sales, marketing, services and promotion on a worldwide basis and, accordingly, the geographic scope of this Non-Solicitation Agreement shall be all states of the United States and all countries of the world (the "Territory"); and

         C. Employee is presently employed by Employer, and through such employment relationship has been and will be provided with information concerning Employer's business and shall receive training in such business and will continue to come in contact with Employer's customers throughout the duration of the employment relationship.

         D. Employer and Employee recognize that Employer's business methods, operations and information and its relationship with its customers, clients and accounts are confidential and proprietary having been developed at considerable time and expense to Employer.

         NOW, THEREFORE, in consideration of and mutually in reliance on the premises, representations, covenants, undertakings and agreements herein set forth, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Non-Solicitation. During the three (3) year period beginning with the date of termination of Employee's employment with Employer or any of its subsidiaries or affiliates, Employee shall not for any reason, either directly or indirectly,
(a) make known to any person, firm or corporation, the names and addresses of any of Employer's clients or any other information pertaining to them;

(b) call on, solicit, take away, or attempt to call on, solicit or take away, any of Employer's clients on whom Employee called or with whom Employee became acquainted during Employee's employment with Employer or induce any such client to patronize any competitor of Employer, either on Employee's behalf or that of another person, firm or corporation or (c) call on, solicit, take away, or attempt to call on, solicit, or take away, any of Employer's employees, consultants and independent contractors with whom Employee became acquainted during Employee's employment with Employer or induce any such employee, consultant or independent contractor to become an employee, consultant or independent contractor to any competitor of Employer, either on Employee's behalf or that of another person, firm or corporation. The foregoing is not intended to restrict Employee's right to call on persons in connection with matters that are exclusively personal or social.

2. Covenant Not to Compete. To accord to Company the full value of the Executive's time as Chairman and as material inducement to the Company to enter into and perform the transactions contemplated that certain underwriting agreement between the Company and Prime Charter Ltd., except as otherwise provided hereinbelow, during the five (5) year period beginning with the date of this Covenant Not to Compete (the "Term"), Seller shall not for any reason engage or become interested, own, purchase, organize or take preparatory steps for the organization of, build, finance, acquire, lease, operate, manage, or invest in any business or permit his name or any part thereof to be used or employed in connection with any business in competition with or otherwise similar to Purchaser's Business (as defined below), directly or indirectly (as legal or beneficial owner, stockholder, partner, director, officer, employee, consultant, manager, agent or associate, or otherwise), anywhere in the Territory, except that Seller may hold, as a passive investor only, not more than five percent (5%) of the outstanding securities of any class of any publicly held company engaged in such business or related business.

3. Employer's Business. For purposes of this Non-Solicitation Agreement, the parties agree that Employer's Business is a full service electric power supply company operating mobile generators and distribution equipment to provide temporary electrical power generation and distribution equipment and services and temporary temperature control equipment and services for a variety of functions, throughout the United States and overseas on an international basis, and the provision of engineering, design and consulting services related to such equipment and of or in connection with:

a. Clients engaged in the motion picture, television, entertainment and music industries, including by way of example but not limited to: broadcast and cable television companies; record companies; live stage shows for paying audiences;

b. Live sporting events, automobile rallies and races;

trade shows and exhibitions; amateur athletic events; all video/satellite broadcast companies; corporate and industrial theatre;

c. Any musical event where a "musical term" is included in the name of the event. As used herein, "musical term" shall included by way of example, but not by way of limitation: jazz; punk; rock; and roll; country music; rap music; gospel music; and Christian music.

d. Any other event where music is incidental to, but a part of, the entire event, where more than 300 kva of generated electrical power is provided to any one stage (exclusive of rigging power).

e. Any temporary structure which utilizes electrical power or temperature control services;

f. All existing, prospective and former customers of Employer in the businesses and industries described above; "Prospective customers" are limited to those industries and businesses described above.

4. Compensation. For the period for which Employer wishes to enforce this Agreement, Employer shall pay to Employee his base compensation as provided for in the Employment Agreement between Employer and Employee of even date herewith.

5. Information Use. Employee shall use the information and training provided by Employer as governed by this Non-Solicitation Agreement during the employment relationship with Employer only for the purposes of carrying out and completing the obligations of Employee's position, and shall not use such information or training for any other purpose. Employee agrees that, during the term of Employee's employment with Employer, Employee shall refer any inquiries and prospects exclusively to Employer. In addition, Employee shall comment favorably regarding Employer and Employer's conduct of Employer's Business if asked by any third party.

6.  Confidentiality.

a. Employee will hold in strictest confidence, not disclose to any person, firm or corporation, and not exploit or use, without the express authorization of an officer of Employer, the nature of Employee's duties and responsibilities on behalf of Employer, any information, process, development or experimental work, work in process, client list, pricing policy and financial data, or any other secret or confidential matter relating to the sales or business of Employer or its affiliates or subsidiaries.

b. Employee acknowledges and agrees that the names, addresses, preferences and all documentation of Employer, whether prepared by Employee or otherwise, relating to identity, preferences, purchasing patterns, modes of operation, program designs and sales and contact details of Employer's clients, and the identity of any and all suppliers of goods or services, forwarding agents, referral sources constitute trade secrets of Employer; and that the sale or unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during Employee's employment with Employer shall constitute unfair competition and a violation of applicable state law. Employer competes and will compete in the marketplace by virtue of its ability to formulate and maintain secrecy of the information described herein. Employee shall not, in any way, infringe upon this secrecy by engaging in unfair competition with Employer.

c. All records of the accounts of clients, route books, itineraries, costing sheets, prices, schedules, other documentation, computer hardware and software, and any other records and books relating in any manner whatsoever to the clients of Employer, whether prepared by Employee or otherwise, and whether situated inside or outside the offices of Employer, shall be the exclusive property of Employer, regardless of who actually purchased, prepared, entered, or in any manner worked on the original document and/or record.

d. All obligations of Employee under this Section 4 shall survive for an indefinite period following the execution and delivery, and any termination, of this Non-Solicitation Agreement. The trade secrets and information referred to in this Non-Solicitation Agreement gravely affect the effective and successful conduct of Employer's business and its good will, and any breach of this Section 4 is a material breach.

7. Remedies. The parties to this Non-Solicitation Agreement acknowledge and agree that (a) the remedy at law for a breach of this Non-Solicitation Agreement is inadequate because a breach would result in irreparable harm and damage to Employer which cannot be adequately compensated by a monetary award, and (b) the covenants and restrictions contained in this Non-Solicitation Agreement are reasonable as to scope and duration and necessary, fundamental and required for the protection of Employer's Business. Accordingly, Employee agrees that Employer shall be entitled to an ex parte temporary restraining order and preliminary injunction for breach of this Non-Solicitation Agreement, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin Employee from breaching any such covenant or restriction or to specifically enforce this Non-Solicitation Agreement, and Employer shall not be required to post any bond. Further, Employee agrees that Employer's right to equitable relief hereunder is in addition to any other relief or remedy to which Employer is entitled at law and in equity.

8. Successors and Assigns. This Non-Solicitation Agreement and the respective rights and obligations of the parties hereunder shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective parent, affiliate and subsidiary corporations, successors (including but not limited to, any successor in interest to all or substantially all of the asset of Employer's Business), heirs, assigns and legal and personal representatives; it being understood that Employer may freely assign its rights hereunder to any corporation, entity, business or person into which or with which Employer shall merge, combine, affiliate or consolidate, or which controls, is controlled by or is under common control with Employer. Notwithstanding the above, however, Employee may not assign any rights, nor delegate any duties under, this Non-Solicitation Agreement.

9. Severability. The covenants and other provisions contained herein shall cover the activities of Employee in every part of the Territory; and such covenants shall be construed as if each covenant is divided into separate and distinct covenants in respect of Employer's Business, each capacity in which Employee is prohibited from soliciting, each portion of the Term and each part of the Territory. Each such covenant shall constitute separate and several covenants distinct from all other such covenants. Each of the parties hereto recognizes that the territorial restrictions contained in this Non-Solicitation Agreement are properly required for adequate protection of Employer's Business and that in the event any covenant or other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court or other tribunal of competent jurisdiction with respect to any part of the Territory, the Term or any other provision of this Non-Solicitation Agreement, such covenant shall not be affected with respect to any other part of the Territory or with respect to any other jurisdiction, and each of the parties hereto agrees and submits to the reduction of said territorial restriction to such an area, to the Term as said court or tribunal shall deem reasonable.

10. Notices. All notices hereunder to the parties hereto shall be in writing and sent by certified or registered mail, and by air mail if mailed to an addressee outside of the continental United States, return receipt requested, postage prepaid, or by telegraph or telex, addressed to the respective parties, in the case of Employee, to Employee's last known residential address as reflected in the records of Employer; and if to Employer, to the principal business office of Employer.

     Any party may by written notice complying with the requirements of this Section specify another or different person or address for the purpose of notification hereunder. All notices hereunder shall be deemed to have been given and received on the next day following the sending of such telegram or telex and, if mailed, on the fifth business day following such mailing.

11. Other Restrictions. The restrictions, covenants and agreements contained herein, are in addition to, and Employee shall further be subject to and restricted by, any other restrictions, covenants and agreements set forth in any other agreement of the parties relating to the subject matter hereof, including without limitation any employment agreement or covenant not to compete. In the event the terms of such other agreement(s) is more or less restrictive than those contained herein, and a conflict exists between such agreements, it is the parties' intent and their agreement that the more restrictive terms shall apply to Employee.

12. Entire Agreement. Except as may otherwise be referred to, referenced or incorporated herein, this Non-Solicitation Agreement contains the entire and only agreements of the parties hereto respecting the matters herein set forth, supersedes or incorporates all prior agreements and understandings between the parties hereto regarding the matters herein contemplated, and this Non-Solicitation Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions herein contained be binding unless in writing signed by the party against whom the same is sought to be enforced, nor shall this paragraph itself be waived verbally. This Non-Solicitation Agreement may be amended only by a written instrument duly executed by or on behalf of the parties hereto.

13. Counterparts. This Non-Solicitation Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of such counterparts together shall constitute one and the same instrument.

14. Governing Law. This Non-Solicitation Agreement is made and intended to be performed in the State of California, and shall take effect under, be construed and enforced according to, and the rights and obligations of the parties shall be governed in all respects by, the laws of the State of California applicable to agreements made and to be performed in that State.

15. Attorneys' Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Non-Solicitation Agreement, including but not limited to a controversy settled by arbitration, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs.

16. Headings. The headings in this Non-Solicitation Agreement have been inserted for convenience of reference only, and shall in no way affect the interpretation of the terms or provisions of this Non-Solicitation Agreement.

17. No Waiver. Employer's failure to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive Employer of its right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     IN WITNESS WHEREOF, this Non-Solicitation Agreement has been duly executed on the date first above written.


EMPLOYEE:                                  EMPLOYER:



JEFFREY B.  STONE                          BY:  /s/ JOHN J.  CAMPION
                                                ---------------------------
                                           ITS: CHIEF EXECUTIVE OFFICER